Exhibit 10.4
IRWIN UNION BANK AND TRUST COMPANY
BUSINESS DEVELOPMENT BOARD COMPENSATION PROGRAM
AND STATEMENT OF PURPOSE
     IRWIN UNION BANK AND TRUST COMPANY, its successors and assigns (hereinafter referred to as “Bank”) desires to retain from time to time the services of certain persons as advisors to the Bank to assist in the conduct of the Bank’s business development activities. The Bank’s overall objective is to promote its business and profitability and the interests of its shareholders, with due regard to the effect of such activities on the needs and interests of its depositors, customers, employees and the communities the Bank serves.
     The following describes the procedures for the establishment and operations of the Business Development Boards and certain duties and functions to be used as guidelines to assist Business Development Directors in fulfilling their responsibilities.
1. ESTABLISHMENT OF BUSINESS DEVELOPMENT BOARDS
1.1.	Establishment. The Bank may establish a Business Development Board for each of its market areas.

1.2.	Name. The Business Development Boards shall be known as the “[Name comprising the specific market of the Bank] Board of Irwin Union Bank and Trust Company.”

1.3.	Initial Appointment. The president of the Bank shall appoint the initial Business Development Boards for each market. Individuals appointed to the Business Development Boards primarily shall be individuals actively involved in the specific market whom the president of the Bank believes would fulfill the duties of a Business Development Director as set forth in this Statement of Purpose.

1.4.	Vacancies. When any vacancy occurs among the Business Development Directors, the market president and the remaining members of the Business Development Board may review and recommend replacement candidates to the president of the Bank, who shall appoint an individual to fill such vacancy.
2. BUSINESS DEVELOPMENT DIRECTORS
2.1.	Number and Terms. Business Development Boards shall consist of not less than four members nor more than twelve members who are not employees or directors of the Bank (“Business Development Directors”), plus the appropriate market president. Membership shall be for an initial term of two years and annually renewable thereafter.

2.2.	Director Affirmation. Each Business Development Director shall be required to execute a “DIRECTOR AFFIRMATION” in the form attached hereto. Each

Business Development Director shall be given a copy of this Compensation Program and Statement of Purpose.
2.3.	Compensation. Compensation for service as a Business Development Director shall consist of a $1,000 annual retainer, payable annually following the end of the first calendar quarter to each person then serving as a Business Development Director, plus $350 per meeting of the Board attended, payable quarterly following the end of each calendar quarter to each person serving as a Business Development Director who attended any meetings during that quarter.

Such compensation shall be payable in the form of a grant of shares of Common Stock of Irwin Financial Corporation. In each case, the number of shares to be granted shall equal the specified dollar amount of the fees to be paid divided by 100% of the mean between the closing bid and ask prices of the Common Stock of Irwin Financial Corporation as reported on the NASDAQ National Market on the last business day of the applicable calendar quarter, rounded up or down to the nearest whole share. Certificates evidencing the shares, bearing the appropriate legends, will be issued in name of the Business Development Director, or as otherwise instructed by the Business Development Director, and will be delivered to or for the account pursuant to the instructions of such Business Development Director as promptly as practicable following each calendar quarter.

It is expected that each Business Development Director will own shares of Irwin Financial Corporation while serving on a Business Development Board. No fees shall be paid to market presidents or other Bank employees in conjunction with their Business Development Board activities. The amount of compensation and the terms and conditions relating to the grant of shares under this Program may be amended from time to time by the Board of Directors of the Bank and Irwin Financial Corporation, upon prior notification to the Business Development Directors.

2.4.	Nature of Relationship. A Business Development Director shall be a consultant to the Bank, and the relationship of the Business Development Director as a Business Development Director of the Bank shall not be that of employee, agent, or of an individual empowered to act for or on behalf of the Bank.
3. MEETINGS
3.1.	Regular Meetings. Regular meetings of the Business Development Directors shall be held not less than once each calendar quarter at such times and places within the respective market area or at such other places as may be approved by the respective market president.

3.2.	Special Meetings. Special meetings of the Board may be called by the market president. Each member of the Board shall be given notice stating the time and place of each such meeting.

3.3.	Quorum. A majority of the Business Development Directors shall constitute a quorum at any meeting.
4. OFFICERS OF THE BOARD
4.1.	Chairman. The market president shall preside as the Chairman of meetings of the Business Development Board in each respective market, unless another Bank officer is so designated to serve by the president of the Bank.
5. DUTIES AND FUNCTIONS
5.1.	Provide Advice and Counsel. Business Development Directors will, as circumstances warrant, provide information, assistance, business development, recommendations and guidance to the market president within the appropriate market, including, but not limited to new business prospects for the Bank, advice on new locations, scope of services and distribution of financial services within the specific market.

5.2.	Meet the Responsibilities of the Bank. To better insure that the Bank’s strategies, policies and plans are attuned and responsive to the needs of economic and business growth within a specific market and to the Bank’s social and public responsibility to the specific market, Business Development Directors will:
a.	keep the market president informed of opportunities, competition and potential problems;

b.	monitor economic conditions within the specific market;

c.	assist in the development of business with and promote the Bank to the business, consumer and public sectors of the specific market; and

d.	advise and consult with the market president on such other matters as requested.
5.3.	Make Personal Commitment. An effective Business Development Director must have a sense of personal commitment to his or her responsibilities and loyalty to the Bank which is best discharged by:
a.	devoting the time necessary to function as a responsible Business Development Director by being actively involved through attendance at Board meetings, and involved in customer events as necessary; and

b.	adhering to the standards and responsibilities set forth in this “Business Development Compensation Program and Statement of Purpose,” as well as the Guiding Philosophy of Irwin Financial Corporation.

AMENDMENT
IRWIN UNION BANK BUSINESS DEVELOPMENT BOARD COMPENSATION
PROGRAM AND STATEMENT OF PURPOSE
By Resolutions of the Boards of Directors of Irwin Union Bank and Trust Company and Irwin Financial Corporation dated August 15, 2000 and August 24, 2000, respectively, the Irwin Union Bank Business Development Board Compensation Program and Statement of Purpose is amended to apply to Business Development Boards of Irwin Union Bank, F.S.B., as well as to Business Development Boards of Irwin Union Bank and Trust Company.

IRWIN UNION BANK AND TRUST COMPANY
BUSINESS DEVELOPMENT BOARD COMPENSATION PROGRAM
AND STATEMENT OF PURPOSE
AMENDMENT NUMBER TWO
     The terms and conditions of the Irwin Union Bank and Trust Company Business Development Board Compensation Program (the “Program”) and Statement of Purpose (which are effective by amendment for Irwin Union Bank, F.S.B.) shall be amended to read as follows:
     Section 2.3 (Compensation)
•	The second paragraph of Section 2.3 of the Statement of Policy for the Program is amended as follows:

“Such compensation shall be payable in the form of a grant of shares of Common Stock of Irwin Financial Corporation (“IFC Common Stock”). In each case, the number of shares to be granted shall equal the specified dollar amount of the fees to be paid divided by the closing market price, which is defined as the price at which IFC Common Stock was last sold in the principal United States Market for such IFC Common Stock as of the date for which the closing market price is determined, which shall be the last business day of the applicable calendar quarter, rounded up or down to the nearest whole share. Certificates evidencing the shares, bearing the appropriate legends will be issued in name of the Business Development Director, or as otherwise instructed by the Business Development Director, and will be delivered to or for the account pursuant to the instructions of such Business Development Director as promptly as practicable following each calendar quarter.”
In all other respects, the Statement of Policy for the Program shall be and remain unchanged.